Exhibit 10.2

SALE AND SERVICING AGREEMENT

by and among

DRIVE AUTO RECEIVABLES TRUST 2017-1,

as Issuer

SANTANDER DRIVE AUTO RECEIVABLES LLC,

as Seller

SANTANDER CONSUMER USA INC.,

as Servicer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of June 28, 2017

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SALE AND SERVICING AGREEMENT, dated as of June 28, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among DRIVE AUTO RECEIVABLES TRUST 2017-1, a Delaware statutory trust (the “Issuer”), SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), SANTANDER CONSUMER USA INC., an Illinois corporation (“Santander Consumer”), as servicer (in such capacity, the “Servicer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and vans;

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer; and

WHEREAS, Santander Consumer is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1    Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2    Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Sale and Servicing Agreement (DRIVE 2017-1)

ARTICLE II

CONVEYANCE OF TRANSFERRED ASSETS

SECTION 2.1    Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Certificate on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Transferred Assets, as evidenced by an assignment substantially in the form of Exhibit A delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2    Custody of Receivable Files.

(a)    Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer and the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, upon the execution and delivery of this Agreement, hereby revocably appoint the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the Receivable Files, which are hereby or will hereby be constructively delivered to the Indenture Trustee (or its agent or designee), as pledgee of the Issuer pursuant to the Indenture. “Receivable File” means, with respect to each Receivable, the following documents or instruments (but only to the extent applicable to such Receivable), which may be held in tangible paper form or electronic form:

(i)	the fully executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to such Receivable, including any written amendments or extensions thereto;

(ii)	the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain and/or hold Certificates of Title; and

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(iii)	any and all other documents that the Servicer or the Seller keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle.

(b)    Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer will promptly report to the Issuer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files or to maintain its accounts, records, and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files. The Servicer may, in accordance with its Customary Servicing Practices, (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

(c)    Maintenance of and Access to Records. The Servicer will maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.5). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer.

(d)    Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released will be handled by the Indenture Trustee with reasonable care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

(e)    Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f)    Custodian’s Indemnification. Subject to Section 6.2, the Servicer as custodian will indemnify the Issuer and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee breached its standard of care and legal fees and expenses incurred in actions against the indemnifying party) of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the

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Servicer as custodian of the Receivable Files or the enforcement of the Issuer’s or Indenture Trustee’s rights (including indemnification rights) under the Transaction Documents; provided, however, that the Servicer as custodian will not be liable (i) to the Indenture Trustee or the Issuer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Issuer, respectively, or (ii) to the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with reasonable care any Certificate of Title or other document released to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee pursuant to Section 2.2(d). The provisions of this Section 2.2(f) shall survive the termination or assignment of this Agreement and the resignation or removal of the Indenture Trustee or Servicer, in its capacity as custodian. Any amount payable to the Indenture Trustee pursuant to this Section 2.2(f), to the extent not paid by the Servicer, shall be paid by the Issuer in accordance with Section 4.4 of this Agreement or Section 5.4(b) of the Indenture, as applicable.

(g)    Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section. If Santander Consumer resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class (or, if the Notes are no longer Outstanding, by the Majority Certificateholders), in the same manner as the Indenture Trustee or such Noteholders (or Certificateholders) may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the Indenture Trustee (or, at the direction of the Indenture Trustee, to its agent) the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent (provided that the Servicer has not been terminated in accordance with the provisions of this Section 2.2(g)) or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that the copy delivered to the Indenture Trustee or the Indenture Trustee’s agent becomes the authoritative copy of the Receivable constituting electronic chattel paper.

(h)    Liability of Indenture Trustee. The Indenture Trustee shall not be liable for the acts or omissions of the Servicer, in its capacity as custodian of the Receivable Files.

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ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND TRUST PROPERTY

SECTION 3.1    Duties of Servicer.

(a)    The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables will be carried out in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices or payment coupons to Obligors, reporting any required tax information to Obligors, accounting for Collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and performing the other duties specified herein. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. No payments or disbursements shall be made by the Servicer on behalf of the Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

(b)    The Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a Proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, an Obligor, a Financed Vehicle or an Insurance Policy. If the Servicer commences a Proceeding to enforce a Receivable or an Insurance Policy, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any Proceeding it is held that the Servicer may not enforce a Receivable or Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

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(c)    The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1, and, in any case, in a manner which the Indenture Trustee reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

(d)    The Servicer shall not be required to monitor whether Obligors maintain an Insurance Policy on the Financed Vehicles.

SECTION 3.2    Collection of Receivable Payments.

(a)    The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. Subject to Section 3.5, the Servicer may grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payments or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period immediately prior to the Class E Final Scheduled Payment Date, (ii) reduces the Contract Rate with respect to any Receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order or (iii) reduces the Principal Balance with respect to any Receivable other than (A) as required by applicable law or court order, (B) in connection with a settlement in the event the Receivable becomes a Defaulted Receivable or (C) in connection with a Cram Down Loss relating to such Receivable, it will promptly purchase such Receivable in the manner provided in, and subject to the conditions set forth in, Section 3.6. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

(b)    Subject to the proviso of the second sentence of Section 3.2(a), the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(c)    Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable and deposit the full outstanding Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

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(d)    Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Servicer’s Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than as prescribed by the Servicer’s Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Servicer’s Customary Servicing Practices.

(e)    The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy.

SECTION 3.3    Repossession of Financed Vehicles. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of and liquidate the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its sole discretion it determines that repossession will not increase the amounts described in clauses (a) through (c) of the definition of Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized as it deems necessary or advisable, consistent with its Customary Servicing Practices, to make reasonable efforts to realize upon any recourse to any Dealer and to sell the related Financed Vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the amounts described in clauses (a) through (c) of the definition of Liquidation Proceeds with respect to such Financed Vehicle by an amount greater than the amount of such expenses. The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices sell any Receivable’s deficiency balance. Net proceeds of any such sale allocable to the Receivable will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Receivable free from any Lien or other interest of the Issuer or the Indenture Trustee.

SECTION 3.4    Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral for that

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Receivable and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

SECTION 3.5    Covenants of Servicer. Unless required by law or court order, the Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with repossession or (iii) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

SECTION 3.6    Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 3.2, 3.3, 3.4 or 3.5 which materially and adversely affects the interests of the Issuer or the Noteholders in any Receivable, the party discovering or receiving written notice of such breach shall give prompt written notice thereof to the other parties hereto; provided, (i) that the delivery of a Servicer’s Certificate identifying directly or indirectly that receivables are subject to repurchase shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach and (ii) the Indenture Trustee shall be deemed to have knowledge of such breach only if a Responsible Officer has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer under this Section 3.6. If the breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, then the Servicer shall either (a) correct or cure such breach or (b) purchase such Receivable from the Issuer, in either case on or before the Business Day before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date the Servicer became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. Any such purchase by the Servicer shall be at a price equal to the related Repurchase Price. In consideration for such purchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time, on such date of purchase (or, if the Servicer elects, an earlier date). Upon payment of such Repurchase Price by the Servicer, the Indenture Trustee, on behalf of the Noteholders, and the Issuer shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Servicer to evidence such release, transfer or assignment or more effectively vest in the Servicer or its designee all of the Issuer’s and Indenture Trustee’s rights in any Receivable and related Transferred Assets purchased pursuant to this Section 3.6. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee.

SECTION 3.7    Servicing Fee. On each Payment Date, the Indenture Trustee on behalf of the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the

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Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account during each Collection Period.

SECTION 3.8    Servicer’s Certificate. On or before the Determination Date preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee and each Paying Agent, with a copy to each of the Rating Agencies, a Servicer’s Certificate executed by an Authorized Officer of the Servicer containing all information necessary to make the payments, transfers and distributions pursuant to Sections 4.3 and 4.4 on such Payment Date, together with the written statements to be furnished by the Indenture Trustee to the Noteholders pursuant to Section 4.6 hereof and Section 6.6 of the Indenture. At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic format or hard copy format.

SECTION 3.9    Annual Officer’s Certificate; Notice of Servicer Replacement Event.

(a)    The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, on or before March 30th of each year, beginning on March 30, 2018, an Officer’s Certificate, dated as of December 31 of the immediately preceding year, providing such information as is required under Item 1123 of Regulation AB.

(b)    The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee within five (5) Business Days after having obtained knowledge thereof written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Replacement Event. Except to the extent set forth in this Section 3.9(b), Section 7.2 and Section 9.22 of this Agreement and Section 3.12 and Section 6.5 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

(c)    The Servicer will deliver to the Issuer, on or before March 30th of each year, beginning on March 30, 2018, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria specified in Exhibit C as applicable to the Servicer during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18, or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or such other criteria as mutually agreed upon by the Seller and the Servicer.

SECTION 3.10    Annual Registered Public Accounting Firm Attestation.

(a)    On or before March 30th of each year, beginning March 30, 2018, the Servicer shall cause a registered public accounting firm, which may also render other services to the Servicer or to its Affiliates, to furnish to the Issuer, with a copy to the Indenture Trustee, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

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(b)    The Servicer, however, shall not be obligated to deliver any report described above to any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

(c)    The Indenture Trustee shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement, and the dissemination of any such report other than pursuant to the Transaction Documents or applicable law is subject to the written consent of the accountants.

SECTION 3.11    Servicer Expenses. The Servicer will be required to pay all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholders. The Servicer shall also pay all fees and disbursements of the Indenture Trustee (in accordance with Section 6.7 of the Indenture), Owner Trustee (in accordance with Section 8.1 of the Trust Agreement) and Administrator and organizational expenses of the Issuer.

SECTION 3.12    Exchange Act Filings. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act and the rules thereunder.

SECTION 3.13    Noteholder Communication. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may send a request to the Seller at any time notifying the Seller that such Noteholder or Note Owner, as applicable, would like to communicate with other Noteholders or Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Transaction Documents. If the requesting party is not a Noteholder as reflected on the Note Register, the Seller may require that the requesting party provide Verification Documents. Each request must include (i) the name of the requesting Noteholder or Note Owner, as applicable and (ii) a description of the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 3.13 will be deemed to have certified to the Issuer and Santander Consumer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under the Indenture or the other Transaction Documents, and will not be used for other purposes. In each monthly distribution report on Form 10-D under the Exchange Act with respect to the Issuer, the Seller shall include disclosure regarding any request that complies with the requirements of this Section 3.13 received during the related Collection Period from a Noteholder or Note Owner to communicate with other Noteholders or Note Owners, as applicable, related to the Noteholders or Note Owners exercising their rights under the terms of the Transaction Documents. The disclosure in such Form 10-D regarding the request to communicate shall include (w) the name of the investor

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making the request, (x) the date the request was received, (y) a statement to the effect that the Seller has received a request from such Noteholder or Note Owner, as applicable, stating that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners, as applicable, with regard to the possible exercise of rights under the Transaction Documents, and (z) a description of the method other Noteholders or Note Owners, as applicable, may use to contact the requesting Noteholder or Note Owner. The Seller and the Servicer will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the Indenture Trustee in connection with the preparation thereof.

SECTION 3.14    Back-up Servicing. In the event that Santander Consumer is the Servicer, and (i) the long-term unsecured debt rating by Moody’s of Banco Santander, S.A. falls below “Baa3” (a “Ratings Trigger Event”) or (ii) Banco Santander, S.A. ceases to directly or indirectly own at least 50% of the common stock of Santander Consumer (an “Ownership Trigger Event”), Santander Consumer shall have in place a back-up servicing arrangement consistent with Moody’s published ratings criteria at the time of the Ratings Trigger Event or Ownership Trigger Event, as applicable, within 90 days of such Ratings Trigger Event or Ownership Trigger Event, respectively, unless it shall be acceptable to Moody’s at such time, or otherwise satisfy the Rating Agency Condition with respect to Moody’s, for Santander Consumer not to have in place a back-up servicing arrangement or to deviate from such published criteria.

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS

STATEMENTS TO THE CERTIFICATEHOLDERS

AND THE NOTEHOLDERS

SECTION 4.1    Establishment of Accounts.

(a)    The Servicer shall cause to be established on or prior to the Closing Date:

(i)	(x) Prior to the payment in full of the principal of and interest on the Notes, for the benefit of the Noteholders in the name of the Indenture Trustee, an Eligible Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee and (y) following payment in full of the principal of and interest on the Notes, for the benefit of the Certificateholders, in the name of the Issuer, an Eligible Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, which Eligible Account shall be established by and maintained with the Certificate Paying Agent, as Relevant Trustee, or its designee (the “Collection Account”). No checks shall be issued, printed or honored with respect to the Collection Account.

(ii)	For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation

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clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Reserve Account.

(iii)	For the benefit of the Certificateholders, in the name of the Issuer, a non-interest bearing Eligible Account (the “Certificate Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, which Eligible Account shall be established by and maintained with the Certificate Paying Agent or its designee. No checks shall be issued, printed or honored with respect to the Certificate Distribution Account. Funds on deposit in the Certificate Distribution Account shall be held uninvested.

(b)    Funds on deposit in the Collection Account and the Reserve Account (collectively, the “Trust Accounts”), if any, shall be invested by the Relevant Trustee in Eligible Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither the Servicer, the Relevant Trustee (subject to Section 6.1(c) of the Indenture) nor the Issuer shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Relevant Trustee as secured party for the benefit of the Noteholders (or if there are no Noteholders, for the Certificateholders); provided, that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be distributed to the Servicer and shall not be available to pay the distributions provided for in Section 4.4. Except to the extent the Rating Agency Condition is satisfied, all investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available on the Business Day immediately preceding the immediately following Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the Servicer directs the Relevant Trustee in writing to dispose of such Eligible Investment. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of permitted investments or the Relevant Trustee’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Relevant Trustee hereunder, and the Relevant Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.

(c)    The Relevant Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Relevant Trustee for the benefit of the Noteholders (or if there are no Noteholders, for the Certificateholders). If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Relevant Trustee (unless such Trust Account is an account with the Relevant Trustee) in writing and within 10 Business Days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Relevant Trustee in writing to transfer any cash and/or any investments to such new Trust Account.

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(d)    With respect to the Trust Account Property, the parties hereto agree that:

(i)	any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Relevant Trustee, and, except as otherwise provided in the Transaction Documents, the Relevant Trustee or its designee shall have sole signature authority with respect thereto;

(ii)	any Trust Account Property that constitutes Physical Property shall be delivered to the Relevant Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Relevant Trustee or any such designee;

(iii)	any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Relevant Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Relevant Trustee or such designee, pending maturity or disposition, through continued registration of the Relevant Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof;

(iv)	any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

(v)	to the extent any Trust Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and such institution acting as securities intermediary shall have at the time of entry of the account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.

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(e)    The Indenture Trustee, to the extent it is acting in the capacity of securities intermediary with respect to Trust Account Property, represents, warrants and covenants that:

(i)	it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention;

(ii)	pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the Indenture Trustee as securities intermediary is the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and

(iii)	the Indenture Trustee has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America engaged in a business or other regular activity of maintaining securities account.

(f)    To the extent that there are any other agreements with the Indenture Trustee governing the Trust Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

(g)    Except for the Collection Account, the Reserve Account and the Certificate Distribution Account, there are no accounts required to be maintained under the Transaction Documents.

SECTION 4.2    Remittances. The Servicer shall deposit an amount equal to all Collections into the Collection Account within two Business Days after identification; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until noon, New York City time, on the Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) Santander Consumer or one of its Affiliates is the Servicer, (ii) no Event of Default or Servicer Replacement Event has occurred and is continuing and (iii) the Servicer’s short-term unsecured debt is rated at least “P-1” by Moody’s, “A-1” by S&P, “F1” by Fitch and at least investment grade by DBRS; provided, however, that, notwithstanding a failure to satisfy the condition set forth in clause (iii), the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the Business Day prior to the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

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SECTION 4.3    Additional Deposits and Payments.

(a)    On the date specified in Section 3.6 hereof or Section 3.4 of the Purchase Agreement, as applicable, the Servicer and Santander Consumer, as applicable, will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased or repurchased by the Servicer or Santander Consumer, respectively, on such date, and on the Payment Date specified in Section 8.1, the Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 8.1. All such deposits with respect to any such date which is a Payment Date will be made, in immediately available funds by noon, New York City time, on the Business Day immediately preceding such Payment Date related to such Collection Period.

(b)    The Indenture Trustee will, on or before the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amounts in the Collection Account in accordance with the Servicer’s Certificate.

(c)    The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account (i) all investment earnings (net of investment losses and expenses on funds on deposit in the Reserve Account during the related Collection Period) and distribute such investment earnings to the Servicer and (ii) the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

(d)    On the Closing Date the Seller will cause the amount available in the Reserve Account to equal the Initial Reserve Account Deposit Amount through a cash deposit from proceeds of the sale of the Notes.

(e)    On or prior to the third Business Day preceding each Determination Date, the Relevant Trustee shall send a written notice, or make such information available electronically, to the Servicer stating the amount of investment income earned, if any, during the related Collection Period on each Trust Account maintained at the Relevant Trustee.

SECTION 4.4    Distributions.

(a)    Unless the Notes have been accelerated pursuant to Section 5.2 of the Indenture, on each Payment Date, the Relevant Trustee (based on information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.8) shall make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount, on deposit in the Collection Account for such Payment Date, in the following order of priority:

(1)

first, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, any accrued and unpaid fees (including unpaid Indenture Trustee fees, Owner Trustee fees and Asset Representations Reviewer fees with respect to prior periods), any reasonable expenses and any indemnification amounts not previously paid by Santander Consumer

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(in the case of such amounts owing to the Asset Representations Reviewer) or the Servicer (in the case of such amounts owing to the Indenture Trustee or the Owner Trustee), as applicable; provided, however, that fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer pursuant to this clause first shall be limited to $300,000 per annum in the aggregate;

(2)	second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;

(3)	third, to the Noteholders of the Class A Notes, the Accrued Class A Note Interest due and accrued for the related Interest Period; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amounts available will be applied to the payment of such interest on the Class A Notes on a pro rata basis based on the amount of interest payable to each Class of Class A Notes;

(4)	fourth, for distribution to the Noteholders pursuant to Section 8.2(b) of the Indenture, the First Allocation of Principal, if any;

(5)	fifth, to the Noteholders of the Class B Notes, the Accrued Class B Note Interest due and accrued for the related Interest Period;

(6)	sixth, for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Second Allocation of Principal, if any;

(7)	seventh, to the Noteholders of Class C Notes, the Accrued Class C Note Interest due and accrued for the related Interest Period;

(8)	eighth, for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Third Allocation of Principal, if any;

(9)	ninth, to the Noteholders of Class D Notes, the Accrued Class D Note Interest due and accrued for the related Interest Period;

(10)	tenth, for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Fourth Allocation of Principal, if any;

(11)	eleventh, to the Noteholders of Class E Notes, the Accrued Class E Note Interest due and accrued for the related Interest Period;

(12)	twelfth, for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Fifth Allocation of Principal, if any;

(13)	thirteenth, to the Reserve Account, any additional amounts required to cause the amount of cash on deposit in the Reserve Account to equal the Specified Reserve Account Balance;

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(14)	fourteenth, for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Regular Allocation of Principal, if any; and

(15)	fifteenth, any funds remaining, to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, or, to the extent Definitive Certificates have been issued, to the Certificate Distribution Account for distribution to the Certificateholders.

Notwithstanding any other provision of this Section 4.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

(b)    After the payment in full of the Notes and all other amounts payable under Section 4.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Certificateholders.

SECTION 4.5    Net Deposits. If the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account by noon, New York City time, on the Business Day prior to the related Payment Date only the net amount distributable to Persons other than the Servicer and its Affiliates on such Payment Date. The Servicer shall be permitted to pay the Optional Purchase Price pursuant to Section 8.1 net of amounts to be distributed to the Servicer or its Affiliates on the related Redemption Date, and accounts between the Servicer and such Affiliates shall be adjusted accordingly. The Servicer shall, however, account for all deposits and distributions in the Servicer’s Certificate as if the amounts were deposited and/or distributed separately.

SECTION 4.6    Statements to Noteholders and Certificateholders. On or before each Determination Date, the Servicer shall provide to the Certificate Paying Agent and to the Relevant Trustee (with a copy to each Rating Agency and the Issuer), and the Relevant Trustee shall forward (or make available on its website, as described below) to each Noteholder and Certificateholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (or such other substantially similar information so long as such information satisfies the requirement of Item 1121 of Regulation AB):

(a)    the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b)    the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance, the Class E Note Balance and the Note Factor with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date;

(c)    (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be

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withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d)    the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal for such Payment Date;

(e)    the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period;

(f)    the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

(g)    the amount of fees to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer with respect to the related Payment Date and the amount of any unpaid fees to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and the change in such amount from that of the prior Payment Date;

(h)    the amount of the Class A Noteholders’ Interest Carryover Shortfall, the Class B Noteholders’ Interest Carryover Shortfall, the Class C Noteholders’ Interest Carryover Shortfall, the Class D Noteholders’ Interest Carryover Shortfall and the Class E Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(i)    the aggregate Repurchase Price with respect to Repurchased Receivables paid by the Servicer or Santander Consumer with respect to the related Collection Period;

(j)    the aggregate Principal Balance of Receivables that are more than 30 days delinquent as of the end of the related Collection Period;

(k)    the Cumulative Net Loss Ratio for the related Collection Period;

(l)    the aggregate Principal Balance of 60 Day Delinquent Receivables as of such Payment Date;

(m)    the Delinquency Percentage for the related Collection Period;

(n)    the Delinquency Trigger for such Payment Date; and

(o)    the number, dollar amount and percentage of Receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period; provided, however, that the Servicer may, in its sole discretion, provide the information set forth in this clause (o) in 30-day increments beginning with 30-59 days delinquent in lieu of the foregoing increments.

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Each amount set forth pursuant to clause (a) or (h) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the aggregate principal amount of the Notes (or Class thereof).

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Relevant Trustee shall make available via the Relevant Trustee’s internet website all reports or notices required to be provided by the Relevant Trustee under this Section 4.6 (which reports may include information with respect to the 144A Notes). Any information that is disseminated in accordance with the provisions of this Section 4.6 shall not be required to be disseminated in any other form or manner. The Relevant Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at “http://www.wilmingtontrustconnect.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Owner Trustee, the Servicer, the Issuer, the Certificate Registrar or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

SECTION 4.7    No Duty to Confirm. The Relevant Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Relevant Trustee, and the Relevant Trustee shall be fully protected in relying upon such Servicer’s Certificate.

ARTICLE V

THE SELLER

SECTION 5.1    Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)    Existence and Power. The Seller is a Delaware limited liability company validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

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(b)    Authorization and No Contravention. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Seller and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any indenture or agreement to which the Seller is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d)    Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e)    Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f)    No Proceedings. There are no actions, orders, suits, investigations or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

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(g)    Investment Company Act. The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of the Investment Company Act of 1940, as amended.

(h)    Assignment. The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer.

(i)    Security Interests. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(j)    Creation, Perfection and Priority of Security Interests. The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Exhibit B, are true and correct.

SECTION 5.2    Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

(a)    The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee (including when performing its duties as Relevant Trustee) from and against any loss, liability or expense (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee breached its standard of care and legal fees and expenses incurred in actions against the indemnifying party) incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(b)    Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation including those incurred in connection with the enforcement of the Owner Trustee’s or the Indenture Trustee’s respective rights (including indemnification rights) under the Transaction Documents. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(c)    The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into

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or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee, as applicable, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(c) and the terms of this Section 5.2(c) may be enforced by an action for specific performance. The provisions of this Section 5.2(c) will be for the benefit of those entitled to rely thereon and will survive the termination or assignment of this Agreement, and the resignation or removal of any indemnified party. Any amounts payable to the Indenture Trustee pursuant to this Section 5.2(c), to the extent not paid by the Seller, shall be paid by the Issuer in accordance with Section 4.4 of this Agreement or Section 5.4(b) of the Indenture, as applicable.

SECTION 5.3    Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any entity (i) into which the Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Seller shall be a party, or any entity succeeding to the business of the Seller or (ii) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Banco Santander, S.A. and which executes an agreement of assumption to perform every obligation of the Seller under this agreement, shall be the successor to the Seller under this Agreement, in each case, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Within thirty days following the consummation of any of the foregoing transactions in which the Seller is not the surviving entity, the Seller shall deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables and the other Transferred Assets or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

SECTION 5.4    Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on

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any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 5.5    Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 5.6    Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

SECTION 5.7    Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

ARTICLE VI

THE SERVICER

SECTION 6.1    Representations of Servicer. The Servicer makes the following representations and warranties as of the Closing Date, on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)    Existence and Power. The Servicer is an Illinois corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

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(b)    Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which the Servicer is a party or by which its properties are bound, in each case, other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents.

(c)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings that will be made on a timely basis and (iii) approval, authorizations or filings that, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d)    Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)    No Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

SECTION 6.2    Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a)    The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee (including when performing its duties as Relevant Trustee) and the Seller from and against any and all costs, expenses (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee breached its standard of care and legal fees

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and expenses incurred in actions against the indemnifying party), losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof or any sub-contractor hired by the Servicer or such Affiliate of a Financed Vehicle.

(b)    The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee (including when performing its duties as Relevant Trustee) from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligors and for which reimbursement would constitute recourse for uncollectible Receivables. Any amounts payable to the Indenture Trustee pursuant to this Section 6.2(b), to the extent not paid by the Servicer, shall be paid by the Issuer in accordance with Section 4.4 of this Agreement or Section 5.4(b) of the Indenture, as applicable.

(c)    The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee (including when performing its duties as Relevant Trustee) and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the purchase of the affected Receivables is specified as the sole remedy pursuant to Section 3.6.

(d)     The Servicer will compensate and indemnify the Indenture Trustee (including when performing its duties as Relevant Trustee) and the Owner Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture and Section 8.2 of the Trust Agreement, as applicable, except, with respect to the Indenture Trustee, to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder.

(e)    Indemnification under this Section 6.2 by Santander Consumer (or any successor thereto pursuant to Section 7.1) as Servicer, with respect to the period such Person was the Servicer, will survive the termination or assignment of such Person as Servicer or a resignation by such Person as Servicer as well as the termination or assignment of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee (including when

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performing its duties as Relevant Trustee) and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

SECTION 6.3    Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any entity (i) into which the Servicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Servicer shall be a party, or any entity succeeding to the business of the Servicer or (ii) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by Banco Santander, S.A. and which executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement, in each case, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 6.4    Limitation on Liability of Servicer and Others.

(a)    Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided under this Agreement or the other Transaction Documents, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

(b)    Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.

SECTION 6.5    Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such

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duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer, the Indenture Trustee and, to the extent it is acting as Relevant Trustee, the Certificate Paying Agent for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 6.5, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 6.6    Santander Consumer Not to Resign as Servicer. Subject to the provisions of Sections 6.3 and 6.5, Santander Consumer will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of Santander Consumer will be communicated to the Issuer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has assumed the responsibilities and obligations of Santander Consumer as Servicer.

SECTION 6.7    Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

ARTICLE VII

TERMINATION OF SERVICER

SECTION 7.1    Termination of Servicer.

(a)    If a Servicer Replacement Event shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Noteholders representing at least a majority of the Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Relevant Trustee shall, at the direction of the Majority Certificateholders), by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator and the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Receivables, the Indenture Trustee shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination, such Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the outgoing Servicer ceases to act as Servicer in accordance with

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this Section, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

(b)    Noteholders holding not less than a majority of the Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Majority Certificateholders) may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed not to have occurred, and any Servicer Replacement Event arising therefrom shall be deemed not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto.

(c)    If replaced, the Servicer agrees that it will use commercially reasonable efforts at its own expense to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer.

(d)    Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 7.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 6.2(e). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(e)    In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

SECTION 7.2    Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee (or the Relevant Trustee if no Notes are Outstanding) will give prompt written notice thereof to the Owner Trustee, the Issuer, the Administrator, the Asset Representations Reviewer and to the Noteholders and the Certificateholders at their respective addresses of record.

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ARTICLE VIII

OPTIONAL PURCHASE

SECTION 8.1    Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase the Trust Estate (other than the Reserve Account) from the Issuer on any Payment Date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the Cut-Off Date, and (ii) the sum of the Optional Purchase Price and the Available Funds for such Payment Date would be sufficient to pay (A) the Servicing Fee for such Payment Date and all unpaid Servicing Fees with respect to prior periods, (B) all fees, expenses and indemnities owed to the Indenture Trustee and the Owner Trustee and not previously paid by the Servicer, (C) interest then due on the Notes and (D) the aggregate unpaid Note Balance of all of the Outstanding Notes. To exercise such option, the Servicer shall deposit, subject to Section 4.5, the Optional Purchase Price into the Collection Account on the Business Day prior to the Redemption Date. The Servicer shall furnish written notice of its election to exercise the Optional Purchase to the Indenture Trustee and the Owner Trustee not later than ten days prior to the date of the Optional Purchase. If the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1    Amendment.

(a)    Any term or provision of this Agreement may be amended by the Seller and the Servicer, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)    the Seller or the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)    This Agreement (including Appendix A) may also be amended from time to time by the Seller, the Servicer and the Indenture Trustee (when so directed by an Issuer Request), with the consent of the Noteholders evidencing not less than a majority of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal

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amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the aggregate outstanding principal balance of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which was required to consent to such matter before giving effect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c)    Any term or provision of this Agreement (including Appendix A) may also be amended from time to time by the Seller and the Servicer, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, however, that the Seller and the Servicer shall provide written notification of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of any such amendment, the Seller and the Servicer shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d)    Prior to the execution of any such amendment, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, notwithstanding anything herein to the contrary, that no amendment pursuant to this Section 9.1 shall be effective which affects the rights, protections or duties of the Indenture Trustee (including when performing its duties as Relevant Trustee) or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e)    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee (if the Indenture Trustee is then the Relevant Trustee) shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s (including when performing its duties as Relevant Trustee), as applicable, own rights, duties or immunities under this Agreement.

(f)    Notwithstanding subsections (a) and (b) of this Section 9.1, this Agreement may only be amended by the Seller and the Servicer if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall

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not, as evidenced by an Officer’s Certificate of the Seller or the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of Santander Consumer or any Affiliate thereof to such effect.

SECTION 9.2    Protection of Title.

(a)    The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee under this Agreement in the Purchased Assets (to the extent that the interest of the Issuer or the Indenture Trustee therein can be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)    The Seller shall notify the Issuer in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company and (ii) any change in the Seller’s name. The Seller shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary to amend all previously filed financing statements or continuation statements described in paragraph (a) above to maintain perfection of the Issuer in the Receivables and shall have delivered to the Indenture Trustee within thirty (30) days after such change an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(c)    The Seller shall give the Issuer and the Indenture Trustee at least five days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(d)    The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

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(e)    The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(f)    If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Noteholders.

SECTION 9.3    Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 9.4    Transfers Intended as Sale; Security Interest.

(a)    Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and conveyances rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b)    Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i)	This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

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(ii)	The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii)	The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)	Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 9.5    Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 9.6    Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as set forth on Schedule I hereto or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 9.7    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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SECTION 9.8    Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 9.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9.10    Waivers. No failure or delay on the part of the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 9.11    Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 9.12    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 9.13    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 9.14    Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables, the other Transferred Assets and the Issuer’s rights under this Agreement by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event that the Issuer shall fail to exercise the same.

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SECTION 9.15    Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.16    Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 9.17    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.6 of this Agreement;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

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SECTION 9.18    Limitation of Liability.

(a)    It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wells Fargo Delaware Trust Company, N.A., not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by Wells Fargo Delaware Trust Company, N.A., but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Delaware Trust Company, N.A., individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wells Fargo Delaware Trust Company, N.A. has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement or in the Purchase Agreement and (e) under no circumstances shall Wells Fargo Delaware Trust Company, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(b)    Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wilmington Trust, National Association, not in its individual capacity but solely as Indenture Trustee and Certificate Paying Agent, respectively, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer; provided that the Indenture Trustee shall be responsible for its actions as Indenture Trustee hereunder and under the Indenture. Under no circumstances shall the Indenture Trustee or the Certificate Paying Agent be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

SECTION 9.19    Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 9.20    Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the

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good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

SECTION 9.21    Information to Be Provided by the Indenture Trustee.

(a)    Each of the Servicer and the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Seller, in writing, of any Form 10-D Disclosure Item with respect to such Person (or in the case of the Indenture Trustee, any Form 10-D Disclosure Item of which a Responsible Officer of the Indenture Trustee has knowledge) together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Seller; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or actual knowledge by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

(b)    As soon as available but no later than March 15 of each calendar year, commencing in March 2018, the Indenture Trustee shall:

(i)    deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit C as applicable to the Indenture Trustee or such other criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii)    cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Issuer’s filing of Exchange Act Form 10-K that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Seller pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)    deliver to the Seller and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Seller substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Seller and the Indenture Trustee; and

(iv)    notify the Seller in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

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The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

SECTION 9.22    Form 8-K Filings. Each of the Indenture Trustee and the Servicer shall promptly notify the Seller, but in no event later than two (2) Business Days after its occurrence, of any Reportable Event of which the Servicer or a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Seller or the Servicer has actual knowledge). Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

SECTION 9.23    Relevant Trustee. Following the payment in full of principal of, and interest on, the Notes, the Certificate Paying Agent shall assume the role of Relevant Trustee hereunder and shall perform the obligations of the Relevant Trustee set forth herein. At least five (5) Business Days prior to the final payment in full of principal of, and interest on, the Notes, the Servicer shall deliver a written notification to the Certificate Paying Agent, which notice shall set forth the date upon which the Certificate Paying Agent will assume the role of Relevant Trustee (the “Assumption Date”). For the avoidance of doubt, the obligations and duties of the Certificate Paying Agent as Relevant Trustee under the Transaction Documents shall be limited to the express duties of the Relevant Trustee, and shall not be deemed to include any duty or obligation of the Indenture Trustee, the Issuer, or any other Person. In the performance of its obligations as Relevant Trustee, the Certificate Paying Agent shall be entitled to all of the same rights, protections, indemnities and immunities as the Indenture Trustee under the Indenture, which rights, protections, indemnities and immunities are incorporated herein by reference. The parties hereby agree to amend the Transaction Documents prior to the Assumption Date to provide for such terms and conditions as may be necessary or desirable in connection with the assumption of the role of Relevant Trustee by the Certificate Paying Agent.

SECTION 9.24    Notification Of Repurchase Demands. The Indenture Trustee shall provide the Seller and the Servicer (each, a “Santander Party” and, collectively, the “Santander Parties”) with (i) notification as soon as practicable and in any event within five (5) Business Days, of all demands communicated in writing to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to Sections 3.3 and 3.4 of the Purchase Agreement, as applicable, and (ii) promptly upon request by a Santander Party, any other information reasonably requested by a Santander Party to facilitate compliance by the Santander Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act with respect to the transactions contemplated by the Transaction Documents, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB with respect to the transactions contemplated by the Transaction Documents.

SECTION 9.25    Dispute Resolution.

(a)    If the Seller, the Issuer, the Owner Trustee (in its discretion or at the direction of a Certificateholder pursuant to the Trust Agreement) or the Indenture Trustee (in its discretion or

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at the direction of a Requesting Investor pursuant to Section 7.5 of the Indenture) (the “Requesting Party”) requests that Santander Consumer repurchase any Receivable pursuant to Section 3.4 of the Purchase Agreement and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by Santander Consumer, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 9.25; provided, however, that (i) if the Indenture Trustee declines to act in accordance with this Section 9.25 at the direction of a Noteholder or Note Owner due to the failure of such Noteholder or Note Owner to offer the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such Noteholder or Note Owner shall be deemed to be a “Requesting Party” or (ii) if the Owner Trustee declines to act in accordance with this Section 9.25 at the direction of a Certificateholder due to the failure of such Certificateholder to offer the Owner Trustee reasonable security or indemnity satisfactory to the Owner Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such Certificateholder shall be deemed to be a “Requesting Party.” If the Requesting Party is the Indenture Trustee or the Owner Trustee acting at the direction of a Noteholder, Note Owner or Certificateholder, as applicable, the Indenture Trustee or Owner Trustee, as applicable, as Requesting Party, will act solely at the direction of such Noteholder, Note Owner, or Certificateholder in making all decisions related to mediation or arbitration. Santander Consumer will inform the Requesting Party in writing upon a determination by Santander Consumer that a Receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the Seller on Form 10-D for the Collection Period in which such Receivables were repurchased shall include disclosure of such repurchase. A failure of Santander Consumer to inform the Requesting Party that a Receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by Santander Consumer that no repurchase of that Receivable due to a breach of Section 3.3 of the Purchase Agreement is required. The monthly distribution report filed by the Seller on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related Receivable is repurchased, shall include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable Receivable. If both the Owner Trustee (on behalf of one or more Certificateholders) and the Indenture Trustee (on behalf of one or more Noteholders or Note Owners) are Requesting Parties, then the Indenture Trustee as Requesting Party shall have the right to make the selection of mediation or arbitration. If more than one Noteholder or Note Owner has directed the Indenture Trustee in connection with a request to pursue dispute resolution pursuant to this Section 9.25, the Indenture Trustee shall act at the direction of the Noteholders or Note Owners, as applicable, holding a majority of the Note Balance of the Notes held by such directing Noteholders and/or Note Owners. If more than one Certificateholder has directed the Owner Trustee in connection with a request to pursue dispute resolution pursuant to this Section 9.25, the Owner Trustee shall act at the direction of the Certificateholders holding the majority of the voting interests of such directing Certificateholders. For the avoidance of doubt, neither the Indenture Trustee nor the Owner Trustee is required to, nor intends to, exercise discretion with respect to any action pursuant to this Section 9.25(a).

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(b)    The Requesting Party will provide notice in accordance with the provisions of Section 9.6 of its intention to refer the matter to mediation or arbitration, as applicable, to Santander Consumer, with a copy to the Issuer, the Seller, the Owner Trustee and the Indenture Trustee. Santander Consumer agrees that it will participate in the resolution method selected by the Requesting Party. Santander Consumer shall provide notice to the Seller, the Issuer, the Owner Trustee, and the Indenture Trustee that Santander Consumer has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Seller, the Issuer, the Owner Trustee (acting at the direction of a Certificateholder), and the Indenture Trustee (acting at the direction of a Noteholder or Note Owner) shall advise the Requesting Party and Santander Consumer of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 9.25 with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that Receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial Requesting Party is (i) the Indenture Trustee (on behalf of one or more Noteholders or Note Owners), any decisions related to the mediation or arbitration will be made by the Indenture Trustee at the written direction of the Requesting Investor holding a majority of the Note Balance of all of the Notes held by such directing Noteholders and/or Note Owners, and (ii) the Owner Trustee (on behalf of one or more Certificateholders), any decisions related to the mediation or arbitration will be made by the Owner Trustee on behalf of the Certificateholders holding the majority of the voting interests of the directing Certificateholders.

(c)    If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)    The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)    The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)    The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(d)    If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)    The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

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(ii)    The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii)    The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and Santander Consumer shall not be required to pay more than the applicable Repurchase Price with respect to any receivable which Santander Consumer is required to repurchase under the terms of the Purchase Agreement or this Agreement, as applicable. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv)    No person may bring a putative or certified class action to arbitration.

(e)    The following provisions will apply to both mediations and arbitrations:

(i)    Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and Santander Consumer;

(ii)    Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

(iii)    The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 9.25, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 9.25) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that Santander Consumer, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with

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any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 9.25, and to the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed. For the avoidance of doubt, if the Indenture Trustee is the Requesting Party, the Indenture Trustee may disclose Confidential Information with respect to an Asset Review to the Requesting Investor which directed the Indenture Trustee in connection with such Asset Review.

SECTION 9.26    Cooperation with Voting. Each of Santander Consumer, the Seller and the Issuer hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.6 of the Indenture.

SECTION 9.27    EU Risk Retention. Santander Consumer hereby covenants and agrees, in connection with the EU Retention Rules, on an ongoing basis, so long as any Notes remain Outstanding:

(a)    Santander Consumer, as “originator” for the purposes of the EU Retention Rules, will retain upon issuance of the Notes and on an ongoing basis a material net economic interest (the “Retained Interest”) of not less than 5% in the securitization transaction described in the Offering Memorandum, in the form of retention of a first loss tranche, in accordance with the text of option (d) of each of Article 405(1) of the EU CRR, Article 51(1) of the AIFM Regulation and Article 254(2) of the Solvency II Regulation, by holding all the membership interest in the Seller (or one or more other wholly-owned special purpose subsidiaries of Santander Consumer), which in turn will retain a portion of the aggregate Percentage Interests of the Certificates, such portion representing at least 5% of the aggregate nominal value of the Receivables;

(b)    Santander Consumer will not (and will not permit the Seller or any of its other affiliates to) sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, except to the extent permitted in accordance with the EU Retention Rules;

42	Sale and Servicing Agreement (DRIVE 2017-1)

(c)    Santander Consumer will not change the manner in which it retains the Retained Interest while any of the Notes are outstanding, except under exceptional circumstances in accordance with the EU Retention Rules; and

(d)    Santander Consumer will provide ongoing confirmation of Santander Consumer’s continued compliance with its obligations described in clauses (a), (b) and (c) above (i) in or concurrently with the delivery of each Servicer’s Certificate, (ii) on the occurrence of any Event of Default and (iii) from time to time upon request by any Noteholder in connection with any material change in the performance of the Receivables or the Notes or any material breach of the Transaction Documents.

[SIGNATURES FOLLOW]

43	Sale and Servicing Agreement (DRIVE 2017-1)

IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller

By:	/s/ Mark McCastlain
Name:	Mark McCastlain
Title:	Vice President

S-1	Sale and Servicing Agreement (DRIVE 2017-1)

DRIVE AUTO RECEIVABLES TRUST 2017-1, as Issuer

By:	Wells Fargo Delaware Trust Company, N.A.
not in its individual capacity
but solely as Owner Trustee

By:	/s/ Rosemary Kennard
Name:	Rosemary Kennard
Title:	Vice President

S-2	Sale and Servicing Agreement (DRIVE 2017-1)

SANTANDER CONSUMER USA INC., as Servicer

By:	/s/ Corey Henry
Name:	Corey Henry
Title:	Vice President

S-3	Sale and Servicing Agreement (DRIVE 2017-1)

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Adam B. Scozzafava
Name:	Adam B. Scozzafava
Title:	Vice President

S-4	Sale and Servicing Agreement (DRIVE 2017-1)

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Paying Agent only with respect to Section 9.23

By:	/s/ Adam B. Scozzafava
Name:	Adam B. Scozzafava
Title:	Vice President

S-5	Sale and Servicing Agreement (DRIVE 2017-1)

SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

Drive Auto Receivables Trust 2017-1

c/o Wells Fargo Delaware Trust Company, N.A.

as Owner Trustee

919 North Market Street, Suite 1600

Wilmington, Delaware 19801

Attention: Corporate Trust Service

with copies to the Administrator and the Indenture Trustee

If to Santander Consumer, the Servicer or the Administrator:

Santander Consumer USA Inc.

1601 Elm Street, Suite 800

Dallas, Texas 75201

Facsimile: (972) 755-8334

Attention: Mark McCastlain

Email: mmccastlain@santanderconsumerusa.com

If to the Seller:

Santander Drive Auto Receivables LLC

1601 Elm Street, Suite 800

Dallas, Texas 75201

Facsimile: (972) 755-8334

Attention: Mark McCastlain

Email: mmccastlain@santanderconsumerusa.com

If to the Indenture Trustee, Certificate Paying Agent or Certificate Registrar:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Administration – Drive Auto Receivables Trust 2017-1

If to the Owner Trustee:

Wells Fargo Delaware Trust Company, N.A.

919 North Market Street, Suite 1600

Wilmington, Delaware 19801

Attention: Corporate Trust Services/Drive Auto Receivables Trust 2017-1

I-1	Schedule I to the Sale and Servicing Agreement

If to Moody’s:

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

If to S&P:

S&P Global Ratings

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department

If to the Asset Representations Reviewer:

Clayton Fixed Income Services LLC

1700 Lincoln Street

Denver, CO 80203

Attention: SVP Surveillance

with a copy to:

Clayton Fixed Income Services LLC

100 Beard Sawmill Road, Suite 200

Shelton, CT 06484

Attention: General Counsel

I-2	Schedule I to the Sale and Servicing Agreement

EXHIBIT A

FORM OF ASSIGNMENT PURSUANT TO SALE AND SERVICING AGREEMENT

[            ], 2017

For value received, in accordance with the Sale and Servicing Agreement (the “Agreement”), dated as of June 28, 2017, by and between Drive Auto Receivables Trust 2017-1, a Delaware statutory trust (the “Issuer”), Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller”), Santander Consumer USA Inc., an Illinois corporation (“Santander Consumer”), and Wilmington Trust, National Association, a national banking association (the “Indenture Trustee”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer on the Closing Date, without recourse (subject to the obligations in the Agreement) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, together with all of the Seller’s rights under the Purchase Agreement and all proceeds of the foregoing, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank.]

A-1	Exhibit A to the Sale and Servicing Agreement

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:
Name:
Title:

A-2	Exhibit A to the Sale and Servicing Agreement

EXHIBIT B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants, and covenants to the Issuer and the Indenture Trustee as follows on the Closing Date:

General

1.    The Sale and Servicing Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

2.    The Receivables constitute “tangible chattel paper” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC.

3.    Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4.    Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

5.    The Seller has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6.    The Seller has caused or will have caused, within ten days after the effective date of the Sale and Servicing Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to Issuer, and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

B-1	Exhibit B to the Sale and Servicing Agreement

7.    With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer, in its capacity as custodian, is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the Issuer.

Priority

8.    Neither the Seller nor Santander Consumer has authorized the filing of, or is aware of any financing statements against either the Seller or Santander Consumer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by Santander Consumer to the Seller under the Purchase Agreement, (ii) relating to the security interest granted to the Issuer hereunder or (iii) that has been terminated.

9.    Neither the Seller nor Santander Consumer is aware of any material judgment, ERISA or tax lien filings against either the Seller or Santander Consumer.

10.     Neither the Seller nor Santander Consumer nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.    None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12.    Notwithstanding any other provision of the Sale and Servicing Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

B-2	Exhibit B to the Sale and Servicing Agreement

No Waiver

13.    The Seller and the Servicer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Exhibit B, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

B-3	Exhibit B to the Sale and Servicing Agreement

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S AND SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee or the Servicer, as applicable, shall address, at a minimum, the criteria identified below as “Applicable Indenture Trustee Servicing Criteria” or “Applicable Servicer Servicing Criteria”, as applicable:

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.		X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

C-1	Exhibit C to the Sale and Servicing Agreement

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.			X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.		X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.		X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.		X

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X

[1]	Solely with regard to timeframes and that distributions were made in accordance with the instructions of the Servicer.

C-2	Exhibit C to the Sale and Servicing Agreement

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

C-3	Exhibit C to the Sale and Servicing Agreement

EXHIBIT D

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	DRIVE AUTO RECEIVABLES TRUST 2017-1

Wilmington Trust, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Santander Drive Auto Receivables LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)    It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of June 28, 2017, by and between Santander Consumer USA Inc., the Seller, the Indenture Trustee and Drive Auto Receivables Trust 2017-1 (collectively, the “Indenture Trustee Information”);

(2)    To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)    To the best of its knowledge, all of the information required to be provided by the Indenture Trustee pursuant to Sections 9.21 and 9.22 of the Agreement has been provided to the Seller.

Wilmington Trust, National Association, not in its individual capacity but solely as Indenture Trustee

Date:

D-1	Exhibit D to the Sale and Servicing Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“144A Notes” means the Class E Notes and any Note retained by the Depositor or an Affiliate thereof on the Closing Date.

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class C Note Interest” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Accrued Interest for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class D Note Interest” means, with respect to any Payment Date, the sum of the Class D Noteholders’ Monthly Accrued Interest for such Payment Date and the Class D Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class E Note Interest” means, with respect to any Payment Date, the sum of the Class E Noteholders’ Monthly Accrued Interest for such Payment Date and the Class E Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means Santander Consumer, or any successor Administrator under the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

Definitions (DRIVE 2017-1)

“AIFM Regulation” means Commission Delegated Regulation (EU) No. 231/2013.

“Amended Partnership Audit Rules” means subchapter C of chapter 63 of subtitle F of the Code as amended by the Bipartisan Budget Act of 2015.

“Applicable Tax State” means, as of any date, each of the following: (a) the State in which the Issuer is located, and (b) the States of Texas and Illinois.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuer, the Sponsor, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Assumption Date” has the meaning set forth in Section 9.23 of the Sale and Servicing Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer (including any agent of the Owner Trustee acting under a power of attorney) and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee and the Servicer, any officer of the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, in matters relating to the Transaction Documents and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer, as applicable, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer

A-2	Definitions (DRIVE 2017-1)

during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Payment Date, (iii) the Reserve Account Excess Amount for such Payment Date and (iv) the Optional Purchase Price deposited into the Collection Account in connection with the exercise of the Optional Purchase.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount, if any, by which the aggregate amount required to be paid pursuant to clauses first through twelfth of Section 4.4(a) of the Sale and Servicing Agreement exceeds the Available Funds for such Payment Date.

“Banco Santander, S.A.” means Banco Santander, S.A., or its successors in interest.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) any entity deemed to hold the plan assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity.

“Book-Entry Certificates” means the Certificates held by a Clearing Agency or its nominee and with respect to which beneficial ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 3.3 of the Trust Agreement.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

A-3	Definitions (DRIVE 2017-1)

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, Texas or New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing a beneficial ownership interest in the Issuer. For the avoidance of doubt, the reference in the Transaction Documents to a “Certificate” or a “Certificateholder,” unless the context otherwise requires, shall be deemed to be reference to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate Distribution Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate Owner” means, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Certificate Paying Agent” means Wilmington Trust, National Association or any other Person appointed as the successor Certificate Paying Agent pursuant to Section 3.8 of the Trust Agreement.

“Certificate Register” has the meaning specified in Section 3.6 of the Trust Agreement.

“Certificate Registrar” has the meaning specified in Section 3.6 of the Trust Agreement.

“Certificateholder” means, as of any date, the Person in whose name a Certificate is registered on the Certificate Register on such date.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Class A Note Balance” means, at any time, the sum of the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance and the Class A-3 Note Balance at such time.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the Class A Noteholders’ Monthly Accrued Interest for the preceding

A-4	Definitions (DRIVE 2017-1)

Payment Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on such preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes and the Class A-3 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on or prior to such preceding Payment Date with respect to each subsequent Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes and the Class A-3 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in July 2018.

“Class A-1 Interest Rate” means 1.35000% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring in May 2019.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Notes” means, collectively, the Class A-2-A Notes and the Class A-2-B Notes.

“Class A-2-A Interest Rate” means 1.67% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2-A Note Balance” means, at any time, the Initial Class A-2-A Note Balance reduced by all payments of principal made prior to such time on the Class A-2-A Notes.

A-5	Definitions (DRIVE 2017-1)

“Class A-2-A Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-A Notes, issued in accordance with the Indenture.

“Class A-2-B Interest Rate” means LIBOR + 0.34% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360 day year); provided, however, that for any Interest Period for which the sum of LIBOR + 0.34% is less than 0.00%, the Class A-2-B Interest Rate shall be deemed to be 0.00%.

“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.

“Class A-2-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-B Notes, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in March 2020.

“Class A-3 Interest Rate” means 1.86% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring in March 2021.

“Class B Interest Rate” means 2.36% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on such preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

A-6	Definitions (DRIVE 2017-1)

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date with respect to each subsequent Payment Date.

“Class B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class B Notes, issued in accordance with the Indenture.

“Class C Final Scheduled Payment Date” means the Payment Date occurring in April 2022.

“Class C Interest Rate” means 2.84% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class C Note Balance” means, at any time, the Initial Class C Note Balance reduced by all payments of principal made prior to such time on the Class C Notes.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Note Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the Class C Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class C Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on such preceding Payment Date, to the extent permitted by law, at the Class C Interest Rate for the related Interest Period.

“Class C Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Interest Rate on the Class C Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on or prior to such preceding Payment Date with respect to each subsequent Payment Date.

“Class C Notes” means the Class of Auto Loan Asset Backed Notes designated as Class C Notes, issued in accordance with the Indenture.

“Class D Final Scheduled Payment Date” means the Payment Date occurring in March 2023.

“Class D Interest Rate” means 3.84% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class D Note Balance” means, at any time, the Initial Class D Note Balance reduced by all payments of principal made prior to such time on the Class D Notes.

A-7	Definitions (DRIVE 2017-1)

“Class D Noteholder” means the Person in whose name a Class D Note is registered on the Note Register.

“Class D Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the Class D Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class D Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders of Class D Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class D Notes on such preceding Payment Date, to the extent permitted by law, at the Class D Interest Rate for the related Interest Period.

“Class D Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Notes at the Class D Interest Rate on the Class D Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on or prior to such preceding Payment Date with respect to each subsequent Payment Date.

“Class D Notes” means the Class of Auto Loan Asset Backed Notes designated as Class D Notes, issued in accordance with the Indenture.

“Class E Final Scheduled Payment Date” means the Payment Date occurring in September 2024.

“Class E Interest Rate” means 5.17% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class E Note Balance” means, at any time, the Initial Class E Note Balance reduced by all payments of principal made prior to such time on the Class E Notes.

“Class E Noteholder” means the Person in whose name a Class E Note is registered on the Note Register.

“Class E Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the Class E Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class E Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders of Class E Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class E Notes on such preceding Payment Date, to the extent permitted by law, at the Class E Interest Rate for the related Interest Period.

“Class E Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class E Notes at the Class E Interest Rate on the Class E Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date after giving effect to all payments of principal to the Class E Noteholders on or prior to such preceding Payment Date with respect to each subsequent Payment Date.

A-8	Definitions (DRIVE 2017-1)

“Class E Notes” means the Class of Auto Loan Asset Backed Notes designated as Class E Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means June 28, 2017.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on June 30, 2017). As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cut-Off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of the Receivable, including rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was financed by such Receivable; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on a prior Payment Date or (2) any Supplemental Servicing Fees.

“Commission” means the U.S. Securities and Exchange Commission.

“Confidential Information” has the meaning set forth in Section 9.25 (e)(iii) of the Sale and Servicing Agreement.

“Contract” means, with respect to any Receivable, the motor vehicle retail installment sale contract and/or note and security agreement, the installment loan agreement, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable.

A-9	Definitions (DRIVE 2017-1)

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the Contract evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding, and thereafter the Class D Notes as long as any Class D Notes are Outstanding, and thereafter the Class E Notes as long as any Class E Notes are Outstanding.

“Corporate Trust Office” means:

(a)    as used with respect to Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Drive Auto Receivables Trust 2017-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer);

(b)    as used with respect to Owner Trustee, the corporate trust office of the Owner Trustee located at Wells Fargo Delaware Trust Company, N.A., 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention Corporate Trust Services/Drive Auto Receivables Trust 2017-1, or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Seller); and

(c)    as used with respect to the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, Drive Auto Receivables Trust 2017-1, or at such other address as the Certificate Registrar may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor Certificate Registrar (the address of which the successor Certificate Registrar will notify the Certificateholders, the Indenture Trustee, the Owner Trustee and the Issuer).

“Cram Down Loss” means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the

A-10	Definitions (DRIVE 2017-1)

Principal Balance of such Receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such Receivable or the rate of interest specified by such court order) of the remaining scheduled payments to be paid on such Receivable as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Cumulative Net Loss Rate Table” means the levels set forth below for the Collection Periods related to the Payment Dates set forth below:

Payment Date.	Trigger
1st – 6th Payment Date	8.00%
7th – 12th Payment Date	14.00%
13th – 18th Payment Date	19.00%
19th – 24th Payment Date	25.00%
25th – 30th Payment Date	30.00%
31st – 36th Payment Date	34.00%
37th Payment Date and thereafter	38.00%

“Cumulative Net Loss Ratio” means, as of any Payment Date, the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of Receivables that became Defaulted Receivables plus all the Cram Down Losses (without duplication) which occurred during the period from the Cut-Off Date through the end of the related Collection Period reduced by the amount of Liquidation Proceeds with respect to Defaulted Receivables received during such period which are applied to principal of the Defaulted Receivables to (ii) the Pool Balance as of the Cut-Off Date.

“Cumulative Net Loss Trigger” means, for any Measurement Date, that the Cumulative Net Loss Ratio for such Measurement Date exceeds the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for such Measurement Date.

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself and others, as such customary servicing practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices.”

“Cut-Off Date” means May 31, 2017.

“DBRS” means DBRS, Inc., or any successor that is a nationally recognized statistical rating organization.

“Dealer” means a motor vehicle dealership.

“Debt-For-Tax Opinion” means an Opinion of Counsel, of nationally recognized tax counsel, delivered to the Depositor and the Indenture Trustee stating that the Notes specified therein will be debt for United States federal income tax purposes.

A-11	Definitions (DRIVE 2017-1)

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable as to which (a) a related monthly payment became four months past due during such Collection Period and the Servicer has not repossessed the related Financed Vehicle, (b) the Servicer has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the Servicer has, in accordance with its Customary Servicing Practices, determined that such Receivable has or should be written off as uncollectible.

“Definitive Certificate” means a definitive fully registered Certificate issued pursuant to Section 3.5 of the Trust Agreement.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, 35%.

“Delivery” when used with respect to Trust Account Property means:

(a)    with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name

A-12	Definitions (DRIVE 2017-1)

of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)    with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c)    with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.

“Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer in favor of DTC, as initial Clearing Agency, relating to the Notes and the Certificates, as the same may be amended or supplemented from time to time.

“Determination Date” means the second Business Day preceding the related Payment Date, beginning July 13, 2017.

A-13	Definitions (DRIVE 2017-1)

“Dollar” and “$” mean lawful currency of the United States.

“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is a U.S. Tax Person

“DTC” means The Depository Trust Company, and its successors.

“EEA” means the European Economic Area.

“Eligible Account” means a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from S&P of at least “BBB” and from each of Moody’s, Fitch (if rated by Fitch) and DBRS (if rated by DBRS) in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements of the preceding sentence.

“Eligible Investments” means any one or more of the following types of investments:

(a)    direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(b)    demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a rating from Moody’s of at least “Prime-1,” from S&P of at least “A-1,” from Fitch of at least “F1+” if rated by Fitch and from DBRS of at least “R-1(high)” if rated by DBRS;

(c)    commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of at least “Prime-1,” from S&P of at least “A-1,” from Fitch of at least “F1+” if rated by Fitch and from DBRS of at least “R-1(high)” if rated by DBRS;

A-14	Definitions (DRIVE 2017-1)

(d)    investments in money market funds (including funds for which the Seller, the Servicer, the Indenture Trustee or Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating in the highest rating category by each nationally recognized statistical rating organization then rating such money market funds;

(e)    bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; and

(f)    repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

Each of the Eligible Investments may be purchased from the Relevant Trustee or through an Affiliate of the Relevant Trustee. Each Eligible Investment must mature or be liquidated on the Business Day immediately preceding the next Payment Date.

“Eligible Receivable” means a Receivable meeting all of the criteria set forth on Schedule II to the Purchase Agreement as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“EU CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013, as supplemented by Commission Delegated Regulation (EU) No. 625/2014.

“EU Retention Rules” means: (i) Articles 404 – 410 (inclusive) of EU CRR; (ii) Articles 50 – 56 (inclusive) of the AIFM Regulation; and (iii) Articles 254 – 257 (inclusive) of the Solvency II Regulation, each as in effect as of the date hereof, together with any guidance published in relation thereto including any regulatory and/or implementing technical standards in effect as of the date hereof.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereunder or official interpretations thereof and any current or future agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any applicable fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

A-15	Definitions (DRIVE 2017-1)

“FATCA Withholding” means any withholding or deduction required pursuant to FATCA.

“Fifth Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance and the Class E Note Balance as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for such Payment Date; provided, however, that the Fifth Allocation of Principal on and after the Final Scheduled Payment Date for the Class E Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E Notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class B Notes, the Class B Final Scheduled Payment Date, (v) the Class C Notes, the Class C Final Scheduled Payment Date, (vi) the Class D Notes, the Class D Final Scheduled Payment Date and (vii) the Class E Notes, the Class E Final Scheduled Payment Date.

“Financed Vehicle” means an automobile, light-duty truck or van, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.

“Fitch” means Fitch Ratings, Inc. or any successor that is a nationally recognized statistical rating organization.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“Fourth Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over

A-16	Definitions (DRIVE 2017-1)

(b) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for such Payment Date; provided, however, that the Fourth Allocation of Principal on and after the Final Scheduled Payment Date for the Class D Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

A-17	Definitions (DRIVE 2017-1)

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Certificate Transfer Opinion” means an opinion rendered by nationally recognized tax counsel (i) upon the initial transfer by the Depositor of a Certificate that results in the Issuer being treated as a partnership for United States federal income tax purposes and (ii) while any Note retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes is outstanding that (x) such Note will be debt for United States federal income tax purposes or (y) the transfer by the Depositor of such Certificate will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation.

“Initial Class A-1 Note Balance” means $141,000,000.

“Initial Class A-2-A Note Balance” means $170,000,000.

“Initial Class A-2-B Note Balance” means $70,000,000.

“Initial Class A-3 Note Balance” means $111,920,000.

“Initial Class B Note Balance” means $159,000,000.

“Initial Class C Note Balance” means $207,400,000.

“Initial Class D Note Balance” means $187,360,000.

“Initial Class E Note Balance” means $63,600,000.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance, the Initial Class B Note Balance, the Initial Class C Note Balance, the Initial Class D Note Balance or the Initial Class E Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $13,826,702.57.

“Instituting Noteholders” has the meaning set forth in Section 7.6(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

A-18	Definitions (DRIVE 2017-1)

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes and the Class A-2-B Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in June, the Interest Period is from and including the Payment Date in May to but excluding the Payment Date in June) and (b) for the Class A-2-A Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, from and including the 15th day of the calendar month preceding such Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the month in which such Payment Date occurs.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2-A Notes, the Class A-2-A Interest Rate, (c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate, (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (e) with respect to the Class B Notes, the Class B Interest Rate, (f) with respect to the Class C Notes, the Class C Interest Rate, (g) with respect to the Class D Notes, the Class D Interest Rate or (h) with respect to the Class E Notes, the Class E Interest Rate.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means Drive Auto Receivables Trust 2017-1, a Delaware statutory trust established pursuant to the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Transaction Documents, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, Santander Consumer, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes and any other material transaction party identified by the Seller or Santander Consumer to the Indenture Trustee and the Owner Trustee in writing.

LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BTMM Page (or any successor page) as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Interest Period. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BTMM Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two

A-19	Definitions (DRIVE 2017-1)

such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consulting with the Seller), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Seller).

“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date “Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable other than any monthly payments by or on behalf of the Obligor thereunder or any full or partial prepayment of such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

“Majority Certificateholders” means Certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Measurement Date” means the most recent Payment Date specified in the first column of the Cumulative Net Loss Rate Table.

“Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Sale and Servicing Agreement.

A-20	Definitions (DRIVE 2017-1)

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“Note” means a Class A-1 Note, Class A-2-A Note, Class A-2-B Note, Class A-3 Note, Class B Note, Class C Note, Class D Note or Class E Note in each case substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance or the Class E Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Factor” means, with respect to a Payment Date and each Class of Notes, a six-digit decimal, which the Servicer will compute each month, equal to the Note Balance of such Class of Notes as of the end of the related Collection Period divided by the Note Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such Class of Notes.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Noteholder Direction” has the meaning set forth in Section 7.6(a) of the Indenture.

“Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Seller, the Administrator or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller, the Administrator or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Seller or the Administrator, and which

A-21	Definitions (DRIVE 2017-1)

opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Optional Purchase Price” means, on any Payment Date, the greater of (a) the aggregate Outstanding Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate up to but excluding that Payment Date (after giving effect to all distributions pursuant to Section 4.4(a) of the Sale and Servicing Agreement on such Payment Date) and (b) the fair market value of the Trust Estate (other than the Reserve Account).

“Originator” means Santander Consumer.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i)    Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)    Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)    Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates.

A-22	Definitions (DRIVE 2017-1)

“Owner Trustee” means Wells Fargo Delaware Trust Company, N.A., a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Ownership Trigger Event” has the meaning set forth in Section 3.14 of the Sale and Servicing Agreement.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 15th day of each calendar month; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. The initial Payment Date will be July 17, 2017. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Percentage Interest” means, with respect to a Certificate, the individual percentage interest of such Certificate (calculated as the percentage that the notional principal amount of such Certificate represents of the aggregate notional principal amount of all Certificates) which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

“Permitted Liens” means (a) any liens created by the Transaction Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate Proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity deemed to hold plan assets of any of the foregoing.

A-23	Definitions (DRIVE 2017-1)

“Pool Balance” means, at any time, the aggregate Principal Balance of the Receivables (other than Defaulted Receivables) at such time.

“Pool Factor” means, for any Payment Date, a six-digit decimal figure, which the Servicer will compute each month, equal to the Pool Balance as of the end of the related Collection Period divided by the aggregate Principal Balance of the Receivables as of the Cut-Off Date. The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Balance” means, as of any time, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Customary Servicing Practices.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the final prospectus dated June 21, 2017 relating to the Notes.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between Santander Consumer and the Seller, as amended, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A.

“Rating Agency” means each of S&P and Moody’s.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Rating Agency) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Rating Agency retains the right to

A-24	Definitions (DRIVE 2017-1)

downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Ratings Trigger Event” has the meaning set forth in Section 3.14 of the Sale and Servicing Agreement.

“Receivable” means any Contract with respect to a new or used automobile, light-duty truck or van which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.2(a) of the Sale and Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for any Definitive Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes and for any Book-Entry Certificates, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance of all Notes redeemed, plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Allocation of Principal” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Fifth Allocation of Principal for such Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

A-25	Definitions (DRIVE 2017-1)

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any rights to any proceeds from claims on any related Insurance Policy or refunds in connection with extended service agreements relating to such Receivable (if such Receivable became a Defaulted Receivable after the Cut-Off Date), (iii) any other property securing such Receivable and (iv) all proceeds of the foregoing.

“Relevant Trustee” means (i) prior to the payment in full of principal of and interest on the Notes, the Indenture Trustee and (ii) following the payment in full of principal of and interest on the Notes, Wilmington Trust, National Association, in its capacity as Certificate Paying Agent; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Certificate Paying Agent and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a)    entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(b)    termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(c)    with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d)    an Event of Default;

(e)    the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f)    with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Representatives” has the meaning set forth in Section 9.25(e)(iii) of the Sale and Servicing Agreement.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by Santander Consumer or the Servicer, as applicable.

A-26	Definitions (DRIVE 2017-1)

“Repurchased Receivable” means a Receivable purchased by Santander Consumer pursuant to Section 3.4 of the Purchase Agreement or by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement.

“Requesting Investor” has the meaning set forth in Section 7.5 of the Indenture.

“Requesting Party” has the meaning set forth in Section 9.25 of the Sale and Servicing Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Reserve Account Draw Amount” means, for any Payment Date, an amount equal to the lesser of (a) the Available Funds Shortfall Amount, if any, for such Payment Date and (b) the amount of cash or other immediately available funds on deposit in the Reserve Account (excluding any net investment earnings) on such Payment Date; provided, however, that if such Payment Date is the Redemption Date, the “Reserve Account Draw Amount” shall mean an amount equal to the amount of cash or other immediately available funds on deposit in the Reserve Account on the Redemption Date.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account (excluding any net investment earnings) on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account on such Payment Date, over (b) the Specified Reserve Account Balance with respect to such Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each instance, having direct responsibility for the administration of the Trust Agreement, and (c) with respect to the Servicer, the Administrator or Seller, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the president, treasurer or secretary or any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

A-27	Definitions (DRIVE 2017-1)

“Restricted Notes” means any Note for which no Debt-For-Tax Opinion has been rendered on or after the later of (i) the Closing Date and (ii) the most recent date on which such Note was beneficially owned by the Issuer or the single beneficial owner of the Issuer for United States federal income tax purposes.

“Review Notice” has the meaning set forth in Section 7.6(b) of the Indenture.

“Review Report” has the meaning assigned to such term in Section 3.07 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.

“Rule 144A Information” means the information specified pursuant to Rule 144A(d)(4) of the Securities Act (or any successor provision thereto).

“S&P” means S&P Global Ratings, or any successor that is a nationally recognized statistical rating organization.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, between the Seller, the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Santander Consumer” means Santander Consumer USA Inc., an Illinois corporation, and its successors and assigns.

“Sarbanes Certification” has the meaning set forth in Section 9.21(b)(iii) of the Sale and Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the electronic data file of the Receivables transferred to the Issuer on the Closing Date on file with the Servicer.

“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance and the Class B Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for such Payment Date; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero (after the application of the First Allocation of Principal).

A-28	Definitions (DRIVE 2017-1)

“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” means the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Santander Drive Auto Receivables LLC, a Delaware limited liability company.

“Servicer” means Santander Consumer, initially, and any replacement Servicer appointed pursuant to the Sale and Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a)    any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least 25% of the Note Balance, voting together as a single Class;

(b)    any failure by the Servicer to duly observe or perform in any respect any other of its covenants or agreements in the Sale and Servicing Agreement (other than a breach of the covenant set forth in Section 3.14 of the Sale and Servicing Agreement), which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the aggregate Note Balance of all Outstanding Notes; provided, that no Servicer Replacement Event will result from the breach by the Servicer of any covenant for which the purchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Sale and Servicing Agreement; or

(c)    the Servicer suffers a Bankruptcy Event;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrence, the five Business Day grace period referred to in such clause (a) shall be extended for an additional 60 calendar days and (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrence, the 90 day grace period referred to in such clause (b) shall be extended for an additional 60 calendar days. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a) or (b) above has occurred.

A-29	Definitions (DRIVE 2017-1)

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Sale and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth, (B) the Servicing Fee Rate and (C) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date). The Servicing Fee for the first Payment Date shall be $4,608,900.86.

“Servicing Fee Rate” means 4.00% per annum.

“Similar Law” means any federal, state, local or other law that is substantially similar to the fiduciary provisions of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Solvency II Regulation” means Commission Delegated Regulation ((EU No. 2015/35).

“Specified Reserve Account Balance” means, for any Payment Date, an amount equal to 1.00% of the Pool Balance as of the Cut-Off Date; provided, however, on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“Sponsor” means Santander Consumer.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Subject Receivables” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 6.5 of the Sale and Servicing Agreement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

A-30	Definitions (DRIVE 2017-1)

“Targeted Overcollateralization Amount” means, for any Payment Date, 30.20% of the Pool Balance as of the last day of the related Collection Period plus 2.50% of the Pool Balance as of the Cut-Off Date; provided, however, that with respect to any Payment Date after the occurrence of a Cumulative Net Loss Trigger (and regardless of whether the Cumulative Net Loss Ratio for any subsequent Measurement Date does not exceed the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that subsequent Measurement Date), “Targeted Overcollateralization Amount” means 40.20% of the Pool Balance as of the last day of the related Collection Period plus 2.50% of the Pool Balance as of the Cut-Off Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation.

“Test Fail” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Third Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Payment Date; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Depository Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Trust Agreement and the Asset Representations Review Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement, including the rights to enforce the repurchase obligations of Santander Consumer for breaches of representations and warranties of Santander Consumer therein as set forth in Schedule II to the Purchase Agreement and (c) all proceeds of the foregoing.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

A-31	Definitions (DRIVE 2017-1)

“Trust Accounts” means the Collection Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) all Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than as provided in Section 3.7 of the Sale and Servicing Agreement), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale and Servicing Agreement and the Administration Agreement and (vi) all proceeds of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriter” or “Underwriters” means, collectively, Citigroup Global Markets Inc., Deutsche Bank Securities Inc, RBC Capital Markets, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Wells Fargo Securities, LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 21, 2017, among Citigroup Global Markets, Inc., on its own behalf and as representative of the several underwriters named therein, Santander Consumer and the Depositor.

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

“U.S. Tax Person” means a Person that is a “U.S. person” as defined in Section 7701(a)(30) of the Code, generally including:

(a)    a citizen or resident of the United States;

(b)    a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

(c)    an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d)    a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

A-32	Definitions (DRIVE 2017-1)

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as one additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

A-33	Definitions (DRIVE 2017-1)